UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant:  ☒

Filed by a Party other than the Registrant:  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

CTI BioPharma Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

You invested in CTI BIOPHARMA CORP. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 21, 2023.

Get informed before you vote

View the Notice, Proxy Statement and 2022 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 7, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*The company will be hosting the meeting live via the Internet this year at the website address above. Please check the proxy materials for instructions on how to access the meeting.

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 Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials at www.proxyvote.com or easily request a paper copy. We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote on these important matters.

Voting Items		Board Recommends

1.	To elect directors to the Company’s Board of Directors to serve until the 2024 annual meeting of stockholders.

Nominees:

1a.	Adam R. Craig, M.D., Ph.D.	For

1b.	Laurent Fischer, M.D.	For

1c.	Michael A. Metzger	For

1d.	David Parkinson, M.D.	For

1e.	Diane Parks	For

1f.	Matthew D. Perry	For

1g.	Reed V. Tuckson, M.D., F.A.C.P.	For

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm.	For

3.	To approve, by non-binding advisory vote, the compensation of our named executive officers.	For

4.	To conduct a non-binding advisory vote to determine the frequency of holding future advisory votes on executive compensation.	Year

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournments and postponements thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

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